Exhibit 99.2

T-Mobile Agrees to Sell $3.8 Billion of Senior Notes

March 16, 2021

BELLEVUE, Wash.--(BUSINESS WIRE)-- T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc., its direct wholly-owned subsidiary (“T-Mobile USA” or the “Issuer”), has agreed to sell $1,200,000,000 aggregate principal amount of 2.625% Senior Notes due 2026 (the “2026 notes”), $1,250,000,000 aggregate principal amount of 3.375% Senior Notes due 2029 (the “2029 notes”) and $1,350,000,000 aggregate principal amount of 3.500% Senior Notes due 2031 (the “2031 notes” and together with the 2026 notes and the 2029 notes, the “notes”) in a registered public offering. The offering of the notes is scheduled to close on March 23, 2021, subject to satisfaction of customary closing conditions.

T-Mobile USA intends to use $2.0 billion of the net proceeds from the offering of the notes to acquire spectrum licenses pursuant to the FCC’s C-Band spectrum Auction 107, with the remainder to be used to redeem the Issuer’s 6.500% Senior Notes due 2026.

Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, BNP Paribas Securities Corp., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are the joint book-running managers for the offering of the notes. NatWest Markets Securities Inc., Santander Investment Securities Inc., SG Americas Securities, LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., CastleOak Securities, L.P., MFR Securities, Inc. and Multi-Bank Securities, Inc. are acting as co-managers.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer will file with the SEC for more complete information about the Issuer and the offering of notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the notes offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, 1-800-221-1037, usa.prospectus@credit-suisse.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at (800) 831- 9146; Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by telephone at (800) 503-4611 or by email at prospectus.cpdg@db.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attn: Prospectus Department, Telephone 212-902-1171, Email: prospectus-ny@ny.email.gs.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, barclaysprospectus@broadridge.com, (888) 603-5847; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Phone: 631-254-1735; Morgan Stanley & Co. LLC, Attention:

Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014 or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor New York, New York 10281, Attention: Leveraged Capital Markets; by telephone at 1-877-280-1299.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements about the expected closing of the offering of the notes and statements regarding the intended use of proceeds from the offering of the notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

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